As filed with the Securities and Exchange Commission on March 20, 2006

Registration No. 333-117968

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMCLONE SYSTEMS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19612	04-283497
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

180 Varick Street,

New York, New York  10014

(Address of Registrant’s Principal Executive Offices)

ImClone Systems Incorporated 2005 Inducement Stock Option Plan

(Full Title of the Plan)

Erik D. Ramanathan, Esq.
Vice President, General Counsel
180 Varick Street
New York, New York  10014
Phone:  (212) 645-1405

Facsimile (212) 645-2054

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of Securities to be registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2) (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
ImClone Systems Incorporated 2005 Inducement Stock Option Plan	Common Stock, par value $.001 per share	75,000	$42.52	$3,189,000	$341.22
		100,000	$43.93	$4,393,000	$470.05
		51,000	$34.08	$1,738,080	$185.97
		51,000	$34.05	$1,736,550	$185.81
		51,000	$34.04	$1,736,040	$185.76
		272,000	$35.09	$9,544,480	$1,021.25

	TOTAL:	600,000		$22,337,150	$2,390.06

(1)         Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ImClone Systems Incorporated 2005 Inducement Stock Option Plan as a result of stock splits, stock dividends or similar adjustments of the Company’s outstanding common stock (each, a “Share”) of ImClone Systems Incorporated (the “Registrant”).

(2)         With respect to 328,000 Shares covered by stock options issued prior to the filing of this Registration Statement, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the price at which the options may be exercised.

(3)         With respect to 272,000 Shares subject to future option grants, estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act and based upon the average of the high and low prices of the Shares as reported on the Nasdaq Stock Market on March 16, 2006.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8.

2

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), other than information furnished under Items 2.02 or 7.01 of Form 8-K, are incorporated herein by reference and made a part hereof:

(i)            The Registrant’s 2005 Annual Report on Form 10-K filed with the Commission on March 16, 2006;

(ii)           The Registrant’s Current Reports on Form 8-K filed with the Commission on January 23, 2006, January 24, 2006, February 10, 2006, February 23, 2006, March 2, 2006, March 6, 2006 and March 16, 2006;

(iv)          The description of the Shares contained in the Registrant’s Post-Effective Amendment Number 4 to its Registration Statement on Form S-3 filed with the Commission on October 28, 2005, including any amendment or report filed for the purpose of updating such description;

(v)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the registration document referred to in (i) above.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s officers and directors are indemnified against any liabilities which they may incur under Delaware law and the Company’s charter and by-laws. The general effect of such provisions is that, on the terms and conditions set forth in the Company’s Certificate of Incorporation and Bylaws, any person made a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving as a director, officer, employee or agent of another corporation or other enterprise at the request of the Company, shall be indemnified by the Company against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) reasonably incurred or suffered by him or her in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of Delaware; provided, however, that, subject to certain limited exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. The Company’s Certificate of Incorporation gives the Board of Directors of the Company the authority to extend such indemnification to employees and other agents of the Company as well.

The general effect of the indemnification provisions contained in Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) is as follows:  A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the corporation) shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe that his or her conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the corporation shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

The Company’s Certificate of Incorporation provides that, to the maximum extent permitted under the DGCL, a director of the Company shall not be personally liable to the Company or to any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Company. Section 102(b) (7) of the DGCL permits a corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company entered into employment agreements with Daniel S. Lynch, its former Chief Executive Officer, and S. Joseph Tarnowski, its former Senior Vice President, Manufacturing Operations and Product Development, pursuant to which the Company agreed to advance expenses for the defense of and to indemnify such persons to the fullest extent permitted by Delaware law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1                                 Form of Common Stock Certificate

5.1                                 Opinion of Cleary Gottlieb Steen and Hamilton LLP as to the legality of the issuance of the ordinary shares offered hereby

10.1         ImClone Systems Incorporated 2005 Inducement Stock Option Plan

23.1                           Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2                           Consent of Cleary Gottlieb Steen and Hamilton LLP

24.1                           Power of Attorney

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY on the 20th day of March 2006.

ImClone Systems Incorporated

By:	/s/ JOSEPH L. FISCHER
	Name:	Joseph L. Fischer
	Title:	Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of March 2006.

Signature	Title

Principal Executive Officer

/s/ JOSEPH L. FISCHER	Interim Chief Executive Officer
Joseph L. Fischer

Principal Financial Officer

/s/ MICHAEL J. HOWERTON	Chief Financial Officer
Michael J. Howerton

Principal Accounting Officer

/s/ ANA I. STANCIC	Vice President, Controller and Chief Accounting
Ana I. Stancic	Officer

DIRECTORS:

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated on the 20th day of March 2006.

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Erik D. Ramanathan with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

/s/ DAVID M. KIES	/s/ DAVID SIDRANSKY
David M. Kies Chairman	David Sidransky, M.D. Vice Chairman

/s/ ANDREW G. BODNAR	/s/ WILLIAM W. CROUSE
Andrew G. Bodnar, M.D. Director	William W. Crouse Director

/s/ VINCENT T. DEVITA, JR.	/s/ JOHN A. FAZIO
Vincent T. Devita, Jr. M.D. Director	John A. Fazio Director

/s/ JOSEPH L. FISCHER	/s/ WILLIAM R. MILLER
Joseph L. Fischer Interim Chief Executive Officer Director	William R. Miller Director

EXHIBIT INDEX

Exhibit No.		Description

4.1		Form of Common Stock Certificate (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on October 23, 1991 and incorporated herein by reference)

5.1	*	Opinion of Cleary Gottlieb Steen and Hamilton LLP as to the legality of the issuance of the ordinary shares offered hereby

10.1	*	ImClone Systems Incorporated 2005 Inducement Stock Option Plan

23.1	*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	*	Consent of Cleary Gottlieb Steen and Hamilton LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*              Filed herewith